UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2022

Concord Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-39770	85-2642903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 883-4330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	CND.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CND	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50		OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously announced, Concord Acquisition Corp (the “Company”) set a redemption date of December 20, 2022 to redeem all of its outstanding shares of Class A common stock, par value $0.0001 (the “public shares”), because Concord was not able to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. On December 28, 2022, the trust account established in connection with the Company’s initial public offering was liquidated and all of the Company’s public shares were redeemed at a per share redemption price of approximately $10.18 per share. In connection with the Company’s liquidation and winding up activities, the Company and the other parties thereto agreed to terminate the letter agreement, dated December 7, 2020, entered into in connection with Company’s initial public offering.

On December 21, 2022, the New York Stock Exchange filed a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

concord acquisition corp

By:	/s/ Jeff Tuder
	Name:	Jeff Tuder
	Title:	Chief Executive Officer

Date: December 30, 2022

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